UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2008

MONSTER WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21571	13-3906555
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 351-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 30, 2008, Monster Worldwide, Inc. (the “Company”) announced its results of operations for the third quarter ended September 30, 2008. A copy of the Company’s press release announcing its results of operations for the third quarter ended September 30, 2008 is attached hereto as Exhibit 99.1. A copy of the supplemental financial information issued by the Company in connection with the press release is attached hereto as Exhibit 99.2.

The information in Item 2.02 of this report, including Exhibits 99.1 (except as set forth in Item 3.01(d) below) and 99.2, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

3.01(d) Transfer of Listing.

On October 28, 2008, the Board of Directors of the Company approved the transfer of the listing of the Company’s common stock to the New York Stock Exchange (“NYSE”) from the NASDAQ Global Select Market (“Nasdaq”). The Company provided Nasdaq written notice of the Company’s intention to delist its common stock from Nasdaq on October 30, 2008. The Company expects that its common stock will begin trading on the NYSE under the symbol “MWW” on November 10, 2008. The Company’s common stock will continue to trade on Nasdaq until the market close on November 7, 2008.

That portion of Exhibit 99.1 to this Current Report on Form 8-K announcing the transfer of the listing of the Company’s common stock to the NYSE from Nasdaq shall be deemed “filed” for the purposes of Section 18 of the Exchange Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Press Release of the Company issued on October 30, 2008.
99.2	Supplemental Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC. (Registrant)

By:	/s/ Timothy T. Yates
Name:	Timothy T. Yates
Title:	Executive Vice President and Chief Financial Officer

Date: October 30, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Company issued on October 30, 2008.

99.2	Supplemental Financial Information.